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                                EXHIBIT 21

                      SUBSIDIARIES OF THE REGISTRANT



            NAME OF CORPORATION               STATE OF INCORPORATION


            BRE Camino Seco, Inc.                     Delaware

            BRE Colonia Del Rio, Inc.                 Delaware

            BRE Fountain Plaza, Inc.                  Delaware

            BRE Hacienda Del Rio, Inc.                Delaware

            BRE Oracle Village, Inc.                  Delaware

            BRE Springhill, Inc.                      Delaware